SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2008

NEXTERA ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25995	95-4700410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14320 Arminta Street, Panorama City,
California 91402
(Address of Principal Executive Offices)

(818) 902-5537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b)           Resignation of Principal Officers and Directors

Effective April 21, 2008, Mr. Keith D. Grinstein resigned as a member of the Company’s board of directors.

There were no disagreements between Mr. Grinstein and any officer or director of the Company. The Company provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Grinstein and informed him that he may furnish the Company as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Company requests that he provide the respects in which he does not agree with the disclosures. The Company will undertake to file any letter received from Mr. Grinstein, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTERA ENTERPRISES, INC.

Date: April 24, 2008	By:	/s/ Antonio Rodriquez
Antonio Rodriquez
Chief Financial Officer